Exhibit 4.1

SPECTRUM BRANDS, INC.

AND

THE GUARANTORS NAMED HEREIN,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee,

ELAVON FINANCIAL SERVICES DAC, UK BRANCH,

as Paying Agent,

AND

ELAVON FINANCIAL SERVICES DAC,

as Registrar and Transfer Agent

SUPPLEMENTAL INDENTURE

Dated as of June 4, 2024 to

the Indenture

Dated as of September 20, 2016

4.00% Senior Notes due 2026

This SUPPLEMENTAL INDENTURE, dated as of June 4, 2024 (this “Supplemental Indenture”), among SPECTRUM BRANDS, INC., a Delaware corporation (the “Company”), the Guarantors, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), a national banking association, as Trustee (the “Trustee”), ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as Paying Agent (the “Paying Agent”), and ELAVON FINANCIAL SERVICES DAC, as Registrar and Transfer Agent (the “Registrar and Transfer Agent”), under the Indenture (as defined below). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

WITNESSETH:

WHEREAS, the Company has issued its 4.00% Senior Notes due 2026 (the “Notes”) pursuant to an Indenture, dated as of September 20, 2016 (the “Indenture”) among the Company, the Guarantors, the Trustee, the Paying Agent and the Registrar and Transfer Agent;

WHEREAS, the Company has offered to purchase outstanding Notes for cash, pursuant to the terms and conditions of the Offer to Purchase and Consent Solicitation Statement, dated May 20, 2024 (as it may be amended or supplemented from time to time) (the “Tender Offer”);

WHEREAS, in connection with the Tender Offer, the Company has requested that Holders of the Notes deliver their consents with respect to the deletion of certain provisions of the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, the Notes);

WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes have duly consented to the proposed modifications set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the Company has heretofore delivered, or is delivering contemporaneously herewith, to the Trustee: (i) a copy of resolutions of the Board of Directors of the Company authorizing the execution of this Supplemental Indenture; (ii) evidence of the consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officers’ Certificate and the Opinion of Counsel described in Sections 7.02(2) and 9.06 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01 Amendments.

(a)	Subject to Section 2.01 hereof, the Indenture is hereby amended by modifying the first sentence of Section 3.03(a) in its entirety as follows:

If the Company elects to redeem Notes, it must notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed by delivering an Officer’s Certificate at least two business days before the redemption date (unless a shorter period is satisfactory to the Trustee).

(b)	Subject to Section 2.01 hereof, the Indenture is hereby amended by modifying the last sentence of Section 3.03(a) in its entirety as follows:

Notices of redemption shall be mailed by first class mail, or delivered electronically if held by Clearstream or Euroclear, at least two business days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to the redemption date if the notice is issued in connection with the defeasance of the Notes or a satisfaction or discharge of the indenture.

(c)

Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting in their entireties Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.20, 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(8) and 6.01(9) and Article 5 and, in each case, inserting the words “[Intentionally Omitted]” in lieu thereof.

(d)

Effective as of the date hereof, none of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Articles, Sections or Clauses referenced in Section 1.01(c) and such Articles, Sections or Clauses shall not be considered in determining whether an Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture.

SECTION 1.02 Amendment of Definitions. Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Section 1.01 hereof. To the extent any clause, definition, paragraph, Section or Article of the Indenture has been deleted from the Indenture pursuant to Article One of this Supplemental Indenture, any reference in any provision of the Indenture, any Note or any Note Guarantee to such clause, definition, paragraph, Section or Article shall be disregarded in, and be deemed eliminated from, such provisions.

ARTICLE TWO MISCELLANEOUS

SECTION 2.01 Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

SECTION 2.02 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only at such time as a majority in principal amount of the outstanding Notes are accepted for purchase by the Company pursuant to the Tender Offer, with the result that the amendments to the Indenture effective by this Supplemental Indenture shall be deemed to be revoked retroactively to the date hereof if such purchase shall not occur.

SECTION 2.02 Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 2.03 No Representations by Trustee. The recitals contained herein shall be taken as the statement of the Company, and the Trustee assumes no responsibility for the correctness or completeness of the same.

SECTION 2.04 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 2.05 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture is executed as, and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

SPECTRUM BRANDS, INC.

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Senior Vice President

SB/RH HOLDINGS, LLC

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Senior Vice President

APPLICA MEXICO HOLDINGS, INC.

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: President

ALASKA MERGER ACQUISITION CORP.

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Treasurer

GLOFISH LLC

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Vice President and Treasurer

ROV HOLDING, INC.

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Senior Vice President

ROV INTERNATIONAL HOLDINGS LLC

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Treasurer

SALIX ANIMAL HEALTH, LLC

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Vice President and Treasurer

SCHULTZ COMPANY

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Vice President

SHASER LLC

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Treasurer

SPECTRUM BRANDS PET LLC

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Vice President and Treasurer

SPECTRUM BRANDS PET GROUP INC.

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Vice President and Treasurer

UNITED INDUSTRIES CORPORATION

By:	/s/ Joanne P. Chomiak
Name: Joanne P. Chomiak
Title: Vice President and Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as TRUSTEE

By:	/s/ Connie Jaco
Name: Connie Jaco
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

ELAVON FINANCIAL SERVICES DAC,
UK BRANCH as Paying Agent

By:	/s/ Michael Leong
	Name:	Michael Leong
	Title:	Authorized Signatory

ELAVON FINANCIAL SERVICES DAC,
as Registrar

By:	/s/ Michael Leong
	Name:	Michael Leong
	Title:	Authorized Signatory

ELAVON FINANCIAL SERVICES DAC,
as Transfer Agent

By:	/s/ Michael Leong
	Name:	Michael Leong
	Title:	Authorized Signatory